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                                Carol Ann Hayes
                                    Trustee
                            CIGNA High Income Shares
                          CIGNA Investment Securities
                             c/o CIGNA Corporation
                           280 Trumbull Street, H16C
                               Hartford, CT 06103

April 29, 2003

Securities & Exchange Commission
Attention: Ownership Reports
450 Fifth Street, N.W.
Washington, DC 20549

To Whom It May Concern:

I authorize the Secretary or Treasurer of CIGNA High Income Shares and CIGNA Investment Securities to sign and file Forms 3, 4, and 5 (including any amendments thereto) on my behalf to report changes in my beneficial ownership of securities issued by those companies. This authorization shall remain in effect until I am no longer required to file Forms 3, 4 and 5, unless earlier revoked in writing.

Sincerely

/s/ Carol Ann Hayes

Carol Ann Hayes


c:  New York Stock Exchanges
    Attention: SEC Library
    20 Broad Street
    New York NY 10005